CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-288799 on Form S-6 of our report dated September 8, 2025, relating to the financial statement of FT 12429, comprising Vest Large Cap Buffered 10 Portfolio, Series 86, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 8, 2025